EXHIBIT 10.1.2

PHENOMIX CORPORATION

2001 STOCK OPTION PLAN

OPTION EXERCISE

AND

STOCK PURCHASE AGREEMENT

Instructions

1.	Read the entire agreement carefully. This is a legally binding agreement between you and the Company.

2.	Items A – C: insert your name and identifying information.

3.	Items D-G: identify the stock option you want to exercise.

4.	Item H: identify how many shares you want to purchase.

5.	Item I: Calculate the Option Price by multiplying the share number in Item H by the purchase price per share in Item E.

6.	Item J: Confirm with the Company whether a tax withholding amount should be entered in this space.

7.	Item K: Add the Option Price in Item I to the tax withholding amount, if any, in Item J. Insert the resulting Purchase Price in Item K.

8.	Item L: Identify your approved method of payment for the Shares.

9.	Signatures: Sign the agreement in the space provided on page 10. Important note: If you are married, your spouse also is required to sign.

10.	Submit your fully completed and signed agreement, together with payment of the Purchase Price, to Brian Baker, Vice President, Finance.

PHENOMIX CORPORATION

2001 STOCK OPTION PLAN

OPTION EXERCISE AND

STOCK PURCHASE AGREEMENT

Date:

OPTIONHOLDER / PURCHASER

(A)	Name:

(B)	Employee number:

(C)	Residence address:

STOCK OPTION

(D)	Option Shares (total) subject to this Option:

(E)	Purchase Price per Share:

(F)	Grant Date:

(G)	Option Control Number:

OPTION SHARES PURCHASED UNDER THIS AGREEMENT

(H)	Shares purchased:

(I)	Option Price [ (E) x (H) ]:

(J)	Tax withholding (if applicable):
(to be calculated by Company)

(K)	Purchase Price [ (I) + (J) ]:

PAYMENT METHOD (select one or more)

(L)	Cash or check (enclosed):

Wire transfer:
(Identify sending bank and wire transfer number)

Other:
(Attach Company approval for other form of payment)

1. Exercise of Option.

1.1. I am exercising my right to purchase the number of shares of common stock of Phenomix Corporation (the “Company”) indicated on Line (H) by exercising the option identified on Lines (D) through (G). The per share purchase price of the option is indicated on Line (E) and the aggregate purchase price of the shares I am purchasing is indicated on Line (I). I acknowledge that I may be responsible for tax withholding on the shares, in which case the aggregate purchase price would be as indicated on Line (K) (which the Company will complete). The shares that I am purchasing by exercising my option are referred to in this agreement as the “Shares”. The total purchase price of the shares is referred to in this agreement as the “Purchase Price”. I acknowledge that the option I am exercising was issued under and is subject to the rules of the 2001 Stock Option Plan of Phenomix Corporation, as amended (the “Plan”).

1.2. With this signed agreement, I have submitted (as indicated on Line (L)) above: (a) cash or a check for the amount of the Purchase Price, or (b) irrevocable wire transfer instructions for the Purchase Price, or (c) another form of payment of the Purchase Price permitted by Section 6.4(c) of the Plan and approved by the Company.

2. Company’s Rights of Repurchase.

2.1. Right of Repurchase for Reverse Vesting. If the Shares are not completely vested, I acknowledge that, if my employment with the Company is Terminated (as defined in the Plan), the Company can elect to repurchase any or all of the unvested Shares during the 90 days following my Termination for the lesser of: (i) the Purchase Price of the Shares, minus any cash dividends paid or payable with respect to the Shares for which the record date precedes the repurchase and (ii) the fair market value of the Shares as of the date of my Termination (determined in accordance with the Plan).

2.2. Right of Repurchase for Private Company. I acknowledge that, until the Company becomes publicly traded by registering its stock with the Securities Exchange Commission, the Company may elect to purchase the Shares during the 90 days following the Termination (as defined in the Plan) of my employment with the Company for the greater of: (i) the Purchase Price of the Shares, minus any cash dividends paid or payable with respect to the Shares for which the record date precedes the repurchase and (ii) the fair market value, determined in accordance with the Plan, of the Shares as of the date that the Company delivers notice of its intent to repurchase the Shares or, if no notice is delivered, the date of the repurchase.

2.3. Escrow. To enforce any restrictions on the Shares including the Company’s right to repurchase the Shares, I acknowledge that I may be required to deposit the certificates representing the Shares, with stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. I further acknowledge that the certificates representing the Shares may contain legends referencing the restrictions on the Shares and any other legends deemed appropriate by counsel to the Company.

2.4. Sales Prohibited. I acknowledge that I may not sell or transfer the shares while they are subject to the Company’s right of repurchase.

3. Company’s Right of First Refusal Respecting Shares.

3.1. Right of First Refusal. If I propose to transfer any Shares or any interest in the Shares, the Company will have a right of first refusal (the “Right of First Refusal”) with respect to those Shares.

3.2. Notice of Proposed Transfer. If I want to transfer any or all of the Shares, I will give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice must be a binding commitment signed by me and by the proposed transferee.

3.3. Company’s Election to Purchase Shares. The Company may elect to purchase the Shares identified in the Transfer Notice by delivery of a notice of exercise of the Company’s Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company. The purchase price paid by the Company will be the price per Share equal to the proposed per Share transfer price, and will be paid within 60 days after the date the Transfer Notice is received by the Company, unless a longer period for payment was offered by the proposed transferee, in which case the Company will pay the purchase price within such longer period. The Company’s rights under this Section 3 are freely assignable, in whole or in part.

3.4. Payment for Shares by Company. If the Company exercises the Right of First Refusal, I will sell the Shares to the Company on the terms provided in the Transfer Notice. However, if the Transfer Notice provides for payment for the Shares other than in cash, the Company will have the option of paying, in cash, the present value of the consideration described in the Transfer Notice. If I disagree with the value determined by the Company, I may request an independent appraisal by an appraiser acceptable to the Purchaser and the Company, the costs of which will be borne equally by me and the Company. If, at the time of exercise of the Right of First Refusal, any notes of mine are outstanding which represent any portion of the Purchase Price of the Shares, the repurchase price shall be paid first by cancellation of any obligation for accrued but unpaid interest under those notes, next by cancellation of principal under those notes, and finally by payment of cash.

3.5. Transfer of Shares. If the Company fails to exercise the Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company, I may, not later than 75 days following delivery to the Company of the Transfer Notice, sell the Shares described in the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Purchaser, will again be subject to the Company’s Right of First Refusal and will require compliance by Purchaser with the Right of First Refusal procedure described in this agreement.

3.6. Binding Effect of Right of First Refusal. The Right of First Refusal will be to the benefit of the successors and assigns of the Company and will be binding upon any transferee of Shares other than a transferee acquiring Shares in a transaction where the Company failed to exercise the Right of First Refusal or a transferee from such person.

3.7. Termination of Company’s Right of First Refusal. Notwithstanding anything to the contrary in this agreement, the Company will have no Right of First Refusal, and I will have no obligation to comply with the procedures of the Right of First Refusal, after the earlier of (a) the closing of the Company’s initial registered public offering to the public generally, or (b) the date 10 years after the Grant Date of the Option.

3.8. Family Transfers. Notwithstanding any to the contrary in this agreement, the Right of First Refusal does not apply to a transfer of Shares issued upon exercise of an Option by gift or devise to the my immediate family (i.e., parents, spouse or children or to a trust for my benefit or any of my immediate family members), but does apply to any subsequent transfer of such Shares by such immediate family members. Any subsequent transfer by a family member will again be subject to the Company’s Right of First Refusal and will require compliance with the Right of First Refusal procedure described in this agreement.

4. Market Standoff. As further provided in Section 15.3 of the Plan, if requested by the Company or a representative of its underwriters in connection with a registration of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), I will not sell any of the Shares during a period not to exceed 180 days after the effective date of a registration statement filed with respect to the initial public offering of the Company’s stock and 90 days after the effective date of any other registration statement of the Company.

5. Restrictions on Transfer.

5.1. Restrictive Legends. I agree that regardless whether the sale of the Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of the Shares if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law, or if the Company does not desire to have a trading market develop for securities. I understand that the stock certificates evidencing the Shares may bear such restrictive legends as the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

5.2. Stop-Transfer Orders. I understand that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been transferred.

6. Representations

6.1. Investment in the Shares is Risky. I acknowledge that none of the Company’s securities, including the Shares, are publicly traded, and the Company has made no representation, covenant, or agreement as to whether there will be a public market for any of its securities in the future.

I represent that I can bear the economic risk of paying the Purchase Price for an indefinite period. I acknowledge that the sale of the Shares has not been registered under the Securities Act, and I will not be able to transfer the Shares unless such transfer is registered under the Securities Act or an exemption from such registration is available. I acknowledge that the Company has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the Shares under the Securities Act and that the Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including without limitation any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144, will be available.

I understand that if the exemption under Rule 144 becomes available at all, it will not be available until at least one year after full payment of cash for the Shares(or delivery of a full-recourse note secured by adequate additional collateral), and not then unless: (a) a public trading market then exists in the Company’s common stock; (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public; and (c) all other terms and conditions of Rule 144 have been satisfied. I understand that the resale provisions of Rule 701 will not apply until 90 days after the Company becomes subject to the reporting obligations of the Securities Exchange Act of 1934 (typically upon the effective date of an initial public offering).

6.2. Taxes. The Company has made no warranties or representations to me with respect to the income tax consequences of the transactions contemplated by this agreement and I am not relying on the Company or its representatives for an assessment of such tax consequences. I have had adequate opportunity to consult with my personal tax advisor prior to submitting this agreement to the Company.

6.3. [Repurchase. If the Shares are subject to a Right of Repurchase in favor of the Company at their original purchase price when I cease to provide services for the Company, or if I could be subject to suit under Section 16(b) of the Securities Exchange Act of 1934 with respect to the purchase of the Shares, I will execute and deliver to the Company a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the “Acknowledgment”) attached as Exhibit A. I acknowledge that I am primarily responsible for filing any Section 83(b) elections. I will consult with my own tax advisor to determine if there is a comparable election to file in the state of where I reside and whether filing a federal or state Section 83(b) election is desirable under my circumstances.]

6.4. Disqualifying Dispositions of ISO Stock. I acknowledge that if the Stock acquired by exercise of an Incentive Stock Option (as defined in Section 2.1 of the Plan) is disposed of within two years after the Grant Date or within one year after such exercise, immediately prior to the disposition I will promptly notify the Company in writing of the date and terms of the disposition and will provide such other information regarding the disposition as the Company may reasonably require.

7. Drag-Along Provisions.

7.1. Drag-Along Transaction. In the event that each of (a) a majority of the Board of Directors and (b) holders of at least 66% of the Company’s then outstanding Series B Preferred Stock and Series C Preferred Stock, voting together as a separate class, (the “Drag-Along Investors”), have approved in writing the terms and conditions of any (i) consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, will own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company will be a party in which in excess of 50% of the Company’s voting power is transferred or (ii) transaction in which all or substantially all of the assets of the Company are sold, leased or otherwise disposed of (each of the transactions referred to in clauses (i) and (ii) referred to herein as a “Drag-Along Transaction”), I agree to vote all of my shares of capital stock of the Company for, consent to and otherwise raise no objections to the Drag-Along Transaction, and (A) if the Drag-Along Transaction is structured as a consolidation or merger of the Company, or a sale of all or substantially all of the Company’s assets, I agree not to exercise any dissenters’ rights, appraisal rights or similar rights in connection with such consolidation, merger or asset sale, or (B) if the Drag-Along Transaction is structured as a sale of the stock of the Company, I agree to sell all of my shares of capital stock of the Company on the terms and conditions approved by the Board of Directors and the Drag-Along Investors. I agree to take all actions to deliver any documents or instruments as necessary or required pursuant to this

Section 7. Notwithstanding the foregoing provisions of this Section 7, the term “Drag-Along Transaction” will only apply to bona fide transactions which have been negotiated on an arms-length basis.

8. Miscellaneous Provisions.

8.1. Successors and Assigns. Subject to the limitations set forth in this agreement, the benefits and obligations of this agreement will be binding on the executors, administrators, heirs, legal representatives, successors, and assigns of the parties.

8.2. Costs. I will repay the Company for all costs and damages, including incidental and consequential damages and attorney’s fees, resulting from any transfer of the Shares which is not in compliance with the provisions of this agreement.

8.3. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

8.4. Notices. All notices and other communications under this agreement shall be in writing. Unless and until I am notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the agreement, if not delivered by hand, shall be mailed, addressed to:

Phenomix Corporation

Attention: Laura K. Shawver,

Chief Executive Officer

at the Company’s published principal office location.

8.5. Communications. Unless and until I notify the Company in writing to the contrary, all notices, communications, and documents intended for me and related to this agreement, if not delivered by hand, shall be mailed to my last known address as shown on the Company’s books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this agreement shall be deemed received when actually received, if by hand delivery, and three business days after mailing, if by mail.

8.6. Arbitration. All disputes arising out of this agreement will be finally settled by arbitration in accordance with the then existing rules of the American Arbitration Association. The arbitration will be conducted in the county in San Diego County. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over it; provided that nothing in this agreement shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this agreement shall be valid and sufficient.

8.7. This is Not an Employment Contract. This agreement is not to be interpreted as a guarantee or contract of continuing employment.

PHENOMIX CORPORATION

By:
Title:

I hereby agree to be bound by all of the terms and conditions of this agreement and the Plan.

Purchaser’s signature

Printed name

The purchaser’s spouse indicates by the execution of this agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares hereby purchased.

Purchaser’s Spouse

Exhibits

Exhibit A	Acknowledgment and Statement of Decision Regarding
Section 83(b) Election

Section 83(b) Election

EXHIBIT A

ACKNOWLEDGEMENT AND

STATEMENT OF DECISION

REGARDING SECTION 83(b) ELECTION

The undersigned, a purchaser of shares of Common Stock of Phenomix Corporation (the “Company”) and a party to an Option Exercise and Stock Purchase Agreement with the Company (the “Agreement”), hereby states as follows:

1. I acknowledge receipt of a copy of the Agreement and the memorandum entitled “Tax Consequences of Purchasing Restricted Stock; Filing a Section 83(b) Election.” I have carefully reviewed the Agreement and the memorandum.

2. I either [check as applicable]:

(a)	have consulted, and have been fully advised by, my tax advisor , whose business address is

,

regarding the federal, state, and local tax consequences of purchasing shares under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, (the “Code”), and pursuant to any corresponding provisions of applicable state laws; or

(b)	have knowingly chosen not to consult such a tax advisor.

3. I have decided[check as applicable]:

(a)	to make an election pursuant to Section 83(b) of the Code by filing an election form with the appropriate tax authorities within 30 days of the undersigned’s purchase under the Agreement, and am submitting to the Company, together with my executed Agreement, three duplicate copies of executed election forms; or

(b)	not to make an election pursuant to Section 83(b) of the Code.

I acknowledge that, even if the Company files, or engages another party to file, a duplicate Section 83(b) election form with the Internal Revenue Service as an accommodation to me, I have the primary responsibility for timely filing any Section 83(b) election with the Internal Revenue Service and any state revenue authorities, and will hold the Company and its agents harmless from any failure to timely file a duplicate copy of the Section 83(b) election.

Date:

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

I hereby elect, under Section 83(b) of the Internal Revenue Code, to include in gross income any excess of the fair market value of the property described in paragraph 2, disregarding any lapse restrictions on that property, over the amount I paid for such property, as described below.

1.	My name, address and taxpayer identification number are:

Name:

Address:

Social Security Number:

2.	The property with respect to which this election is made consists of shares of common stock (the “Shares”) of Phenomix Corporation (the “Company”).

3.	The date on which the Shares were acquired was , , and the taxable year to which this election relates is calendar year .

4.	[The Shares are subject to the following restrictions: the right of the Company to repurchase the Shares at the lower of the initial purchase price or the price at the date of repurchase. This right lapses based on my continued performance of services over time.]

5.	The fair market value of the Shares at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) was $ per share.

6.	The amount paid for the Shares was $ per share.

7.	A copy of this election has been furnished to the Company. I am the person performing services and the transferee of the Shares.

Signature	Date

The spouse of the taxpayer acknowledges the making of this election.

Signature

Regular Election

PROTECTIVE ELECTION UNDER

SECTION 83(b) OF THE INTERNAL REVENUE CODE

(INCENTIVE STOCK OPTION)

I hereby elect, under Section 83(b) of the Internal Revenue Code, to include in gross income, with the effect and under the circumstances described in paragraph 4, any excess of the fair market value of the property described in paragraph 2, disregarding any lapse restrictions on that property, over the amount I paid for such property.

1.	My name, address and taxpayer identification number are:

Name:

Address:

Social Security Number:

2.	The property with respect to which the election is made consists of shares of common stock (the “Shares”) of Phenomix Corporation (the “Company”).

3.	The date on which the Shares were acquired was , , and the taxable year to which this election relates is .

4.	The Shares were acquired pursuant to my exercise of an incentive stock option. This filing is therefore made for the purpose of determining the amount of my adjustment under Section 56(b)(3) of the Internal Revenue Code with respect to my purchase of the Shares. This filing will also be effective for regular income tax purposes in the event that the option is determined not to qualify as an incentive stock option or I dispose (as defined in Section 424(c) of the Internal Revenue Code) of the Shares within either period described in Section 422(a)(1) of the Internal Revenue Code.

5.	[The Shares are subject to the following restrictions: the right of the Company to repurchase the Shares at the lower of the initial purchase price or the price on the date of repurchase. This right lapses based on my continued performance of services].

Protective Election-ISO

6.	The fair market value of the Shares at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $ per share.

7.	The amount paid for the Shares was $ per share.

8.	A copy of this election has been furnished to the Company. I am the person performing services and the transferee of the Shares.

Signature	Date of Execution

The spouse of the taxpayer acknowledges the making of this election.

Signature

Protective Election-ISO